Intellinetics, Inc. Reports Year-End Results

Modest Revenue Growth including

Consistent Software as a Service Growth

COLUMBUS, OH – (April 2, 2018) – Intellinetics, Inc. (OTCQB: INLX), a cloud-based document solutions provider, announced financial results for the twelve months ended December 31, 2017.

Year End Financial Highlights

●	Total Revenue up 1% from 2016.
●	Software as a Service Revenue increased 19% from 2016.
●	Net Loss decrease of $216,974 from 2016.
●	Adjusted EBITDA Loss of $884,749, an improvement of 3% from 2016.

Summary – Year-End Results

Revenues for the twelve months ended December 31, 2017 were $2,623,441 as compared with $2,601,733 for the same period in 2016. Intellinetics reported a net loss of $(1,359,337) and $(1,576,311) for the twelve months ended December 31, 2017 and 2016, respectively, representing a decrease (improvement) of $216,974. Net Loss in 2017 includes a $419,090 one-time gain on retirement of debt. Net loss per share for the twelve months ended December 31, 2017 and 2016 was ($0.08) and ($0.09), respectively.

James F. DeSocio, President & CEO of Intellinetics, stated, “We have begun implementation of our strategy focusing a core group of customers in the Human Services Provider space. We have a unique and differentiated product value proposition, including auditing, compliance and reporting. We have reallocated resources within the company to support this strategy, while at the same time investing in select tools to assist us in demand and lead generation, which will allow us to better control our destiny. These steps are essential for us to scale and grow.”

“Looking forward, we plan on reaping the rewards of these focused initiatives during 2018 and beyond. As we continue to focus on increasing our SaaS-based revenues we recognize that short-term revenue recognition on subscription services is generally lower than upfront premise license sales and that the new programs will take some months to bear fruit. We believe this investment and strategic focus will provide greater revenue consistency, higher growth, and deliver the best long-term value to shareholders,” DeSocio concluded.

2017 Highlights

●	Hired lead generation expert to assist in creating and driving new outbound mailing campaigns.
●	Built new content, white papers, case studies, fact sheets, and updated web site to reflect our solutions-focused message for our targeted verticals.
●	Developed targeted email campaign process for our primary target industries.
●	Educated partner channel with new strategy, and supported “through partner” marketing efforts.

IntelliCloudTM – Powered by the Intel® NUC

IntelliCloud™ is a cloud-based document management platform that is optimized for work teams within organizations of any size with business-critical processes. Thousands and thousands of people at any given moment depend upon IntelliCloud to perform their work. IntelliCloud, which is strategically packaged with Intel® technology, provides Law Enforcement Grade security and compliance tools and is supported by a growing network of market-leading reseller partners. Resellers often attach IntelliCloud to the software, hardware, and/or services they already sell, without the sales or technical complexity of other less effective options in the market.

About Intellinetics, Inc.

Intellinetics, Inc. is a Columbus, Ohio-based content services software company. Its flagship IntelliCloudTM platform provides easy to use, affordable, secure document management to organizations that have critical document requirements and must always be audit-ready, including health and human services, education and law enforcement. Our customers save valuable time by immediately locating and form, file, record or document, and our superhuman customer service ensures users can remain focused on their mission. For additional information, please visit: www.intellinetics.com.

Cautionary Statement

Statements in this press release which are not purely historical, including statements regarding future business and new revenues associated with any industry, channel partner, service, or business relationship; Intellinetics’ future revenues and growth in 2018 and beyond; growth of software as a service revenue; market penetration; execution of Intellinetics’ business plan, strategy, and focus; and other intentions, beliefs, expectations, representations, projections, plans or strategies regarding future growth, financial results, and other future events are forward-looking statements. The forward-looking statements involve risks and uncertainties including, but not limited to, the risks associated with the effect of changing economic conditions, trends in the products markets, variations in Intellinetics’ cash flow or adequacy of capital resources, market acceptance risks, the success of Intellinetics’ channel partners and distribution partners, technical development risks, and other risks and uncertainties discussed in Intellinetics’ most recent annual report on Form 10-K and subsequently filed Form 10-Qs and Form 8-Ks. Intellinetics cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Intellinetics disclaims any obligation and does not undertake to update or revise any forward-looking statements in this press release. Expanded and historical information is made available to the public by Intellinetics on its website at www.intellinetics.com or at www.sec.gov.

CONTACT:

Joe Spain, CFO

Intellinetics, Inc.

614.921.8170 investors@intellinetics.com

Continued

Non-GAAP Financial Measure

Intellinetics uses non-GAAP Adjusted EBITDA as a supplemental measure of our performance that is not required by, or presented in accordance with, accounting principles generally accepted in the United States (GAAP).

A non-GAAP financial measure is a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different from the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of a company. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, operating income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or a measure of our liquidity. Intellinetics urges investors to review the reconciliation of non-GAAP Adjusted EBITDA to the comparable GAAP Net Loss, which is included in this press release, and not to rely on any single financial measure to evaluate Intellinetics’ financial performance.

We believe that Adjusted EBITDA is a useful performance measure and is used by us to facilitate a comparison of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone. We define “Adjusted EBITDA” as earnings before interest expense, any income taxes, depreciation and amortization expense, and other non-cash expenses such as share-based compensation, note conversion warrant expense and other financing related transaction costs.

Reconciliation of Net Loss to Adjusted EBITDA
	Year Ended December 31,
	2017	2016
Net loss - GAAP	$(1,359,337)	$(1,576,311)
Interest expense, net	609,851	206,332
Depreciation and amortization	11,831	10,687
Share-based compensation	219,045	200,378
Note issue/conversion warrant expense	52,951	235,405
Note conversion underwriting expense	0	13,603
Gain on retirement of debt	(419,090)	0
Adjusted EBITDA	$(884,749)	$(909,906)

Continued

INTELLINETICS, INC. and SUBSIDIARY

Consolidated Statements of Operations

	For the Year Ended December 31,
	2017	2016

Revenues:
Sale of software	$452,238	$390,583
Software as a service	625,557	525,282
Software maintenance services	966,011	988,690
Professional services	451,628	502,952
Third Party services	128,007	194,226

Total revenues	2,623,441	2,601,733

Cost of revenues:
Sale of software	97,899	73,566
Software as a service	304,512	247,928
Software maintenance services	120,422	127,805
Professional services	198,133	135,486
Third Party services	39,496	125,024

Total cost of revenues	760,462	709,809

Gross profit	1,862,979	1,891,924

Operating expenses:
General and administrative	2,199,904	2,118,924
Sales and marketing	819,820	1,132,292
Depreciation	11,831	10,687

Total operating expenses	3,031,555	3,261,903

Loss from operations	(1,168,576)	(1,369,979)

Other income (expense)
Gain on retirement of debt	419,090	-
Interest expense, net	(609,851)	(206,332)

Total other income (expense)	(190,761)	(206,332)

Net loss	$(1,359,337)	$(1,576,311)

Basic and diluted net loss per share:	$(0.08)	$(0.09)

Weighted average number of common shares outstanding - basic and diluted	17,372,595	16,650,085

INTELLINETICS, INC. and SUBSIDIARY

Consolidated Balance Sheets

	December 31, 2017	December 31, 2016
ASSETS

Current assets:
Cash	$1,125,921	$689,946
Accounts receivable, net	295,815	259,497
Prepaid expenses and other current assets	162,450	150,620

Total current assets	1,584,186	1,100,063

Property and equipment, net	14,760	18,783
Other assets	10,284	10,285

Total assets	$1,609,230	$1,129,131

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable and accrued expenses	$471,200	$767,197
Deferred revenues	703,971	665,460
Deferred compensation	213,166	215,012
Notes payable - current	875,000	360,496
Notes payable - related party - current	416,969	38,307
Total current liabilities	2,680,306	2,046,472

Long-term liabilities:
Notes payable - net of current portion	1,221,384	585,782
Notes payable - related party - net of current portion	312,680	299,447
Deferred interest expense	-	158,062
Other long-term liabilities - related parties	29,997	1,125

Total long-term liabilities	1,564,061	1,044,416

Total liabilities	4,244,367	3,090,888

Stockholders’ deficit:
Common stock, $0.001 par value, 50,000,000 shares authorized; 17,426,792 and 16,815,850 shares issued and outstanding at December 31, 2017 and 2016, respectively	30,431	26,816
Additional paid-in capital	13,648,519	12,966,177
Accumulated deficit	(16,314,087)	(14,954,750)
Total stockholders’ deficit	(2,635,137)	(1,961,757)
Total liabilities and stockholders’ deficit	$1,609,230	$1,129,131

INTELLINETICS, INC. and SUBSIDIARY

Consolidated Statements of Cash Flows

	For the Twelve Months Ended December 31,
	2017	2016
Cash flows from operating activities:
Net loss	$(1,359,337)	$(1,576,311)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	11,831	10,687
Bad debt expense	4,221	23,244
Loss on disposal of fixed assets	4,816	-
Amortization of deferred financing costs	132,296	2,832
Amortization of beneficial conversion option	252,623	-
Stock issued for services	65,625	62,500
Stock options compensation	153,420	137,878
Note conversion warrant expense	-	137,970
Note offer warrant expense	52,951	97,435
Gain on retirement of debt	(419,090)	-
Changes in operating assets and liabilities:
Accounts receivable	(40,539)	(65,713)
Prepaid expenses and other current assets	(11,829)	(104,099)
Accounts payable and accrued expenses	(31,427)	(24,628)
Deferred compensation	(1,846)	-
Other long-term liabilities - related parties	28,872	(11,727)
Deferred interest expense	(3,542)	21,984
Deferred revenues	38,511	27,267
Total adjustments	236,893	315,630
Net cash used in operating activities	(1,122,444)	(1,260,681)

Cash flows from investing activities:
Purchases of property and equipment	(12,624)	(6,867)
Net cash used in investing activities	(12,624)	(6,867)

Cash flows from financing activities:
Sale of Common Stock	-	559,285
Exercise of stock options	-	3,499
Payment of deferred financing costs	(317,527)	(53,029)
Proceeds from notes payable	2,320,000	315,000
Proceeds from notes payable - related parties	390,000	375,000
Repayment of notes payable	(786,461)	(266,573)
Repayment of notes payable - related parties	(34,969)	(92,806)
Net cash provided by financing activities	1,571,043	840,376

Net increase (decrease) in cash	435,975	(427,172)
Cash - beginning of period	689,946	1,117,118
Cash - end of period	$1,125,921	$689,946

Supplemental disclosure of cash flow information:
Cash paid during the period for interest and taxes	$170,889	$56,702

Supplemental disclosure of non-cash financing activities:
Accrued interest notes payable converted to equity	$-	$35,039
Discount on notes payable for beneficial conversion feature	248,523	121,154
Discount on notes payable - related parties for beneficial conversion feature	-	144,231
Discount on notes payable for warrants	103,637	-
Discount on notes payable - related parties for warrants	61,801	-
Notes payable conversion warrant expense	-	113,762
Notes payable conversion underwriting warrant expense	-	24,207
Notes payable converted to equity	-	135,000